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                                                                    EXHIBIT 99.4

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of this 23rd day of January, 2002, by and between MORGAN STANLEY INSTITUTIONAL FUND TRUST, a Pennsylvania business trust ("the Trust") on behalf of the following Portfolios of the Trust:

          (i)   Investment Grade Fixed Income Portfolio
          (ii)  High Yield Portfolio
          (iii) Core Plus Fixed Income Portfolio
                 (each an "Acquiring Fund") and

          (iv)  Special Purpose Fixed Income (a "Target Fund") and

MORGAN STANLEY INSTITUTIONAL FUND, INC. (the "Company"), a Maryland corporation on behalf of the following Portfolios of the Company:

          (i)   Fixed Income III Portfolio and
          (ii)  High Yield II Portfolio (each a "Target Fund")

     Where appropriate, references to the Acquiring Fund mean to the Trust, on behalf of the Acquiring Fund and references to the Target Fund mean the Company, on behalf of the Fixed Income III Portfolio or High Yield II Portfolio or the Trust, on behalf of the Special Purpose Fixed Income Portfolio.

     This Agreement is intended to be and is adopted as a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g), for a reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). The reorganization ("Reorganization") will consist of the transfer to the Acquiring Fund of substantially all of the assets of the of the Target Fund in exchange for the assumption by the Acquiring Fund of all stated liabilities of the Target Fund and the issuance by the Acquiring Fund of shares of beneficial interest, par value $0.01 per share (the "Acquiring Fund Shares"), to be distributed, after the Closing Date hereinafter referred to, to the shareholders of the Target Fund in liquidation of the Target Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

     In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.   THE REORGANIZATION AND LIQUIDATION OF THE TARGET FUND

     1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Target Fund agrees to assign, deliver and otherwise transfer the Target Fund Assets (as defined in paragraph 1.2) to the Acquiring Fund and the Acquiring Fund agrees in exchange therefor to assume all of the Target Fund stated liabilities on the Closing Date as set forth in paragraph 1.3(a) and to deliver to the Target Fund the number of Acquiring Fund Shares, including fractional shares, determined in the manner set forth in paragraph 2.3. Such transactions shall take place at the closing provided for in paragraph 3.1 ("Closing").

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     1.2  (a)  The "Target Fund Assets" shall consist of all property, including without limitation, all cash (other than the "Cash Reserve" (as defined in paragraph 1.3(b)), cash equivalents, securities and dividend and interest receivables owned by the Target Fund, and any deferred or prepaid expenses shown as an asset on the Target Funds' books on the Valuation Date.

          (b) On or prior to the Valuation Date, the Target Fund will provide the Acquiring Fund with a list of all of assets to be assigned, delivered and otherwise transferred to the Acquiring Fund and of the stated liabilities to be assumed by the Acquiring Fund pursuant to this Agreement. The Target Fund reserves the right to sell any of the securities on such list but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest and in amounts agreed to in writing by the Acquiring Fund. The Acquiring Fund will, within a reasonable time prior to the Valuation Date, furnish the Target Fund with a statement of its investment objectives, policies and restrictions and a list of the securities, if any, on the list referred to in the first sentence of this paragraph that do not conform to the Acquiring Fund's investment objective, policies and restrictions. In the event that the Target Fund holds any investments that the Acquiring Fund is not permitted to hold, the Target Fund will dispose of such securities on or prior to the Valuation Date. In addition, if it is determined that the portfolios of the Target Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Target Fund if requested by the Acquiring Fund will, on or prior to the Valuation Date, dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date (as defined in paragraph 3.1).

     1.3 (a) The Target Fund will endeavor to discharge all of its liabilities and obligations on or prior to the Valuation Date. The Acquiring Fund will assume all stated liabilities, which include, without limitation, all expenses, costs, charges and reserves reflected on an unaudited Statement of Assets and Liabilities of the Target Fund prepared by the Treasurer of the [Company/Trust], on behalf of the Target Fund, as of the Valuation Date in accordance with generally accepted accounting principles consistently applied from the prior audited period.

          (b) On the Valuation Date, the Target Fund may establish a cash reserve, which shall not exceed 5% of the Target Funds' net assets as of the close of business on the Valuation Date ("Cash Reserve") to be retained by the Target Fund and used for the payment of its liabilities not discharged prior to the Valuation Date and for the expenses of dissolution.

     1.4 In order for the Target Fund to comply with Section 852(a)(1) of the Code and to avoid having any investment company taxable income or net capital gain (as defined in Sections 852(b)(2) and 1222(11) of the Code, respectively) in the short taxable year ending with its dissolution, the Target Fund will on or before the Valuation Date (a) declare a dividend in an amount large enough so that it will have declared dividends of all of its investment company taxable income and net capital gain, if any, for such taxable year (determined without regard to any deduction for dividends paid) and (b) distribute such dividend.

     1.5 On the Closing Date or as soon as practicable thereafter, the Target Fund will distribute the Acquiring Fund Shares received by the Target Fund pursuant to paragraph 1.1 pro

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          rata to its shareholders of record determined as of the close of business on the Valuation Date ("Target Fund Shareholders"). Class A Shareholders of Fixed Income III Portfolio will receive Institutional Class Shares of Investment Grade Fixed Income Portfolio. Class B Shareholders will receive Adviser Class Shares. Class A Shareholders of High Yield II Portfolio will receive Institutional Class Shares of High Yield Portfolio. Class B Shareholders will receive Adviser Class Shares. Special Purpose Fixed Income Shareholders will receive Institutional Class Shares of Core Plus Fixed Income Portfolio. Such distribution will be accomplished by an instruction, signed by the Secretary of the Company or the Trust, as applicable, to transfer Acquiring Fund Shares then credited to the Target Funds' account on the books of the Acquiring Fund, to open accounts on the books of the Acquiring Fund in the names of the Target Fund Shareholders and representing the respective pro rata number of Acquiring Fund Shares due to such Target Fund Shareholders. All issued and outstanding shares of the Target Fund simultaneously will be canceled on the Target Funds' books; however, share certificates representing interests in the Target Fund will represent a number of Acquiring Fund Shares after the Closing Date as determined in accordance with paragraph 2.3. The Acquiring Fund will issue certificates representing the Acquiring Fund Shares in connection with such exchange only upon the written request of a Target Fund Shareholder.

     1.6 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. The Acquiring Fund Shares will be issued in the manner described in the Trust's current Prospectus and Statement of Additional Information.

     1.7 Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquiring Fund Shares on the Target Funds' books as of the close of business on the Valuation Date shall, as a condition of such issuance and transfer, be paid by the person to whom the Acquiring Fund Shares are to be issued and transferred.

     1.8 Any reporting responsibility of the Target Fund, is and shall remain the responsibility of the Target Fund up to and including the date on which the Target Fund is dissolved pursuant to paragraph 1.9.

     1.9 Within one year after the Closing Date, the Target Fund shall pay or make provision for the payment of all its liabilities and taxes, and distribute to the shareholders of the Target Fund as of the close of business on the Valuation Date any remaining amount of the Cash Reserve (as reduced by the estimated cost of distributing it to shareholders). If and to the extent that any trust, escrow account, or other similar entity continues after the close of such one-year period in connection either with making provision for payment of liabilities or taxes or with distributions to shareholders of the Target Fund, such entity shall either (i) qualify as a liquidating trust under
          Section 7701 of the Code (and applicable Treasury Regulations thereunder) or other entity which does not constitute a continuation of the Target Fund for federal income tax purposes, or (ii) be subject to a waiver under Section 368(a)(2)(G)(ii) of the complete distribution requirement of Section 368(a)(2)(G)(i) of the Code. The Target Fund shall be dissolved as a portfolio of the Company or the Trust, as applicable, promptly following the making of all distributions pursuant to paragraph 1.5 (and, in any event, within one year after the Closing Date).

     1.10 Copies of all books and records maintained on behalf of the Target Fund in connection with its obligations under the Investment Company Act of 1940, as amended (the "1940 Act"), the Code, state blue sky laws or otherwise in connection with this Agreement will

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          promptly after the Closing be delivered to officers of the Acquiring
          Fund or their designee and the Acquiring Fund or its designee shall comply with applicable record retention requirements to which the Target Fund is subject under the 1940 Act.

2.   VALUATION

     2.1 The value of the Target Fund Assets shall be the value of such assets computed as of 4:00 p.m. on the New York Stock Exchange on the third business day following the receipt of the requisite approval by shareholders of the Target Fund of this Agreement or at such time on such earlier or later date after such approval as may be mutually agreed upon in writing (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Trust's then current Prospectus and Statement of Additional Information.

     2.2 The net asset value of an Acquiring Fund Share shall be the net asset value per share computed on the Valuation Date, using the valuation procedures set forth in the Trust's then current Prospectus and Statement of Additional Information.

     2.3 The number of Acquiring Fund Shares (including fractional shares, if any) to be issued hereunder shall be determined, with respect to each class, by dividing the aggregate net asset value of the applicable class of Target Fund shares (calculated in accordance with paragraph 2.1) by the net asset value per share of the applicable class of shares of the Acquiring Fund. For purposes of this paragraph, the aggregate net asset value of the shares of the Target Fund shall not include the amount of the Cash Reserve.

     2.4 All computations of value shall be made by J.P. Morgan Investor Services Company in accordance with its regular practice in pricing the Acquiring Fund. The Acquiring Fund shall cause J.P. Morgan Investor Services Company to deliver a copy of its valuation report at the Closing.

3.   CLOSING AND CLOSING DATE

     3.1 The Closing shall take place on the next business day following the Valuation Date (the "Closing Date"). The Closing shall be held as of 5:00 p.m. Eastern time, or at such other time as the parties may agree. The Closing shall be held in a location mutually agreeable to the parties hereto. All acts taking place at the Closing shall be deemed to take place simultaneously as of 5:00 p.m. Eastern time on the Closing Date unless otherwise provided.

     3.2 Portfolio securities held by the Target Fund and represented by a certificate or other written instrument shall be presented by it or on its behalf to J.P. Morgan Chase & Co. (the "Custodian"), as custodian for the Acquiring Fund, for examination no later than five business days preceding the Valuation Date. Such portfolio securities (together with any cash or other assets) shall be delivered by the Target Fund to the Custodian for the account of the Acquiring Fund on or before the Closing Date in conformity with applicable custody provisions under the 1940 Act and duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers. The portfolio securities shall be accompanied by all necessary Federal and state stock transfer stamps or a check for the appropriate purchase price of such stamps. Portfolio securities and instruments deposited with a securities depository (as defined in Rule 17f-4 under the 1940 Act) shall be delivered on or before the Closing

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          Date by book-entry in accordance with customary practices of such depository and the Custodian. The cash delivered shall be in the form of a Federal Funds wire, payable to the order of "J.P. Morgan Chase & Co., Custodian for the Acquiring Fund."

     3.3 In the event that on the Valuation Date, (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of both the Target Fund and Acquiring Fund, accurate appraisal of the value of the net assets of the Acquiring Fund or the Target Fund Assets is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption and reporting shall have been restored.

     3.4 If requested, the Target Fund shall deliver to the Acquiring Fund or its designee (a) at the Closing, a list, certified by the Secretary of the Company or Trust, as applicable, of the names, addresses and taxpayer identification numbers of the Target Fund Shareholders and the number and percentage ownership of outstanding Target Fund shares owned by each such Target Fund Shareholder, all as of the Valuation Date, and (b) as soon as practicable after the Closing, all original documentation (including Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Target Funds' taxpayer identification numbers and their liability for or exemption from back-up withholding. The Acquiring Fund shall issue and deliver to such Secretary a confirmation evidencing delivery of Acquiring Fund Shares to be credited on the Closing Date to the Target Fund or provide evidence satisfactory to the Target Fund that such Acquiring Fund Shares have been credited to the Target Funds' account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

4.   COVENANTS OF THE TARGET FUND AND ACQUIRING FUND

     4.1 Except as otherwise expressly provided herein with respect to the Target Fund, the Acquiring Fund and the Target Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and other distributions.

     4.2 The Trust, will prepare and file with the Securities and Exchange Commission ("Commission") a registration statement on Form N-14 under the Securities Act of 1933, as amended ("1933 Act"), relating to the Acquiring Shares ("Registration Statement"). The Target Fund will provide the Trust with the Proxy Materials as described in paragraph
          4.3 below, for inclusion in the Registration Statement. The Target Fund will further provide the Trust with such other information and documents relating to the Target Fund as are reasonably necessary for the preparation of the Registration Statement.

     4.3 The Target Fund will call a meeting of the Target Fund shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein. The Target Fund will prepare the notice of meeting, form of proxy and proxy statement (collectively, "Proxy Materials") to be used in connection with such meeting; provided that the Trust will furnish the Target Fund with

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          its currently effective prospectus for inclusion in the Proxy
          Materials and with such other information relating to the Acquiring Fund as is reasonably necessary for the preparation of the Proxy Materials.

     4.4 The Target Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of Target Fund Shares.

     4.5 Subject to the provisions of this Agreement, the Target Fund and the Acquiring Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     4.6 The Target Fund shall furnish or cause to be furnished to the Acquiring Fund within 30 days after the Closing Date a statement of the Target Funds' assets and liabilities as of the Closing Date, which statement shall be certified by the Treasurer of the Company or Trust, as applicable, and shall be in accordance with generally accepted accounting principles consistently applied. As promptly as practicable, but in any case within 60 days after the Closing Date, the Target Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement certified by the Treasurer of the Company or Trust, as applicable, of earnings and profits of the Target Fund for Federal income tax purposes that will be carried over to the Acquiring Fund pursuant to Section 381 of the Code.

     4.7 As soon after the Closing Date as is reasonably practicable, the Target Fund (a) shall prepare and file all Federal and other tax returns and reports of the Target Fund required by law to be filed with respect to all periods ending on or before the Closing Date but not theretofore filed and (b) shall pay all Federal and other taxes shown as due thereon and/or all Federal and other taxes that were unpaid as of the Closing Date, including without limitation, all taxes for which the provision for payment was made as of the Closing Date (as represented in paragraph 5.2(k)).

     4.8 The Trust agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act and the 1940 Act and to make such filings required by the state Blue Sky and securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

5.   REPRESENTATIONS AND WARRANTIES

     5.1 The Trust represents and warrants to the applicable Target Fund, on behalf of the applicable Acquiring Fund, as follows:

          (a) The Trust is a validly existing Pennsylvania business trust with full power to carry on its business as presently conducted;

          (b) The Trust is a duly registered, open-end, management investment company, and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the 1933 Act are in full force and effect;

          (c) All of the issued and outstanding shares of the Acquiring Fund have been offered and sold in compliance in all material respects with applicable registration requirements

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          of the 1933 Act and state securities laws. Shares of the Acquiring
          Fund are registered in all jurisdictions in which they are required to be registered under state securities laws and other laws, and said registrations, including any periodic reports or supplemental filings, are complete and current, all fees required to be paid have been paid, and the Acquiring Fund is not subject to any stop order and is fully qualified to sell its shares in each state in which its shares have been registered;

          (d) The current Prospectus and Statement of Additional Information of the Trust conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (e) The Trust is not in, and the execution, delivery and performance of this Agreement will not result in a material violation of any provision of the Trust's Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust is a party or by which it is bound;

          (f) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Acquiring Fund or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business; and the Trust knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects, or is reasonably likely to materially and adversely effect, its business or its ability to consummate the transactions herein contemplated;

          (g) The Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets and Financial Highlights for the year ended September 30, 2001, of the Trust audited by Deloitte & Touche LLP (copies of which have been furnished to the Target Fund) fairly present, in all material respects, the Acquiring Fund's financial condition as of such date in accordance with generally accepted accounting principles, and its results of such operations, changes in its net assets and financial highlights for such period, and as of such date there were no known liabilities of the Acquiring Fund (contingent or otherwise) not disclosed therein that would be required in accordance with generally accepted accounting principles to be disclosed therein;

          (h) All issued and outstanding Acquiring Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, except as set forth in the Trust's current Prospectus incorporated by reference in the Registration Statement. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares;

          (i) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Trust, and this Agreement constitutes a valid and binding obligation of the Trust enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles. No

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                  other consents, authorizations or approvals are necessary in connection with the Trust's performance of this Agreement;

                  (j) The Acquiring Fund Shares to be issued and delivered to the Target Fund, for the account of the Target Fund Shareholders, pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable with no personal liability attaching to the ownership thereof, except as set forth in the Trust's current Statement of Additional Information incorporated by reference in the Statement of Additional Information to this Registration Statement;

                  (k) All material Federal and other tax returns and reports of the Trust required by law to be filed on or before the Closing Date have been filed and are correct, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports have been paid or provision has been made for the payment thereof, and to the best of the Trust's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return;

                  (l) For each taxable year since its inception, the Trust has met the requirements of Subchapter M of the Code for qualification and treatment as a "regulated investment company" and neither the execution or delivery of nor the performance of its obligations under this Agreement will adversely affect, and no other events are reasonably likely to occur which will adversely affect the ability of the Trust to continue to meet the requirements of Subchapter M of the Code;

                  (m) Since its inception there has been no change by the Trust in accounting methods, principles, or practices, including those required by generally accepted accounting principles;

                  (n) The information furnished or to be furnished by the Trust for use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto; and

                  (o) The Proxy Materials to be included in the Registration Statement (only insofar as they relate to the Acquiring
                  Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.

         5.2 The Company, on behalf of the Fixed Income III Portfolio and High Yield II Portfolio and the Trust, on behalf of the Special Purpose Fixed Income Fund represents and warrants to the applicable Acquiring Fund, as follows:

                  (a) The [Company] [Trust] is a validly existing [Maryland corporation] [Pennsylvania business trust] with full power to carry on its business as presently conducted;


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                  (b)   The [Company] [Trust] is a duly registered, open-end,
                  management investment company, and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the 1933 Act are in full force and effect;

                  (c) All of the issued and outstanding shares of beneficial interest of the Target Fund have been offered and sold in compliance in all material respects with applicable requirements of the 1933 Act and state securities laws. Shares of the Target Fund are registered in all jurisdictions in which they are required to be registered and said registrations, including any periodic reports or supplemental filings, are complete and current, all fees required to be paid have been paid, and the Target Fund is not subject to any stop order and is fully qualified to sell its shares in each state in which its shares have been registered;

                  (d) The current Prospectus and Statement of Additional Information of the [Company] [Trust] conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (e) The [Company] [Trust] is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of any provision of the [Company's] [Trust's] [Articles of Incorporation] [Declaration of Trust] or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the [Company] [Trust] is a party or by which it is bound;

                  (f) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Target Fund or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business; and the [Company] [Trust] knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects, or is reasonably likely to materially and adversely effect, its business or its ability to consummate the transactions herein contemplated;

                  (g) The Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets and Financial Highlights of the [Company for the year ended December 31, 2001 audited by Ernst & Young LLP] [Trust for the year ended September 30, 2001 audited by Deloitte & Touche LLP,] (copies of which have been or will be furnished to the Trust) fairly present, in all material respects, the Target Funds' financial condition as of such date, and its results of operations, changes in its net assets and financial highlights for such period in accordance with generally accepted accounting principles, and as of such date there were no known liabilities of the Target Fund (contingent or otherwise) not disclosed therein that would be required in accordance with generally accepted accounting principles to be disclosed therein;

                  (h) The [Company] [Trust] has no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it prior to the Closing Date;


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                  (i)   All issued and outstanding shares of the Target Fund
                  are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, except in the case of Special Purpose Fixed Income as set forth in the Trust's current Statement of Additional Information incorporated by reference in the Statement of Additional Information to this Registration Statement. The Target Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible to any of its shares. All such shares will, at the time of Closing, be held by the persons and in the amounts set forth in the list of shareholders submitted to the Acquiring Fund pursuant to paragraph 3.4;

                  (j) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the [Company] [Trust], and subject to the approval of the Target Funds' shareholders, this Agreement constitutes a valid and binding obligation of the [Company] [Trust], enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles. No other consents, authorizations or approvals are necessary in connection with the [Company's] [Trust's] performance of this Agreement;

                  (k) All material Federal and other tax returns and reports of the [Company] [Trust] required by law to be filed on or before the Closing Date shall have been filed and are correct and all Federal and other taxes shown as due or required to be shown as due on said returns and reports have been paid or provision has been made for the payment thereof, and to the best of the [Company's] [Trust's] knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return;

                  (l) For each taxable year since its inception, the [Company] [Trust], has met all the requirements of Subchapter M of the Code for qualification and treatment as a "regulated investment company" and neither the execution or delivery of nor the performance of its obligations under this Agreement will adversely affect, and no other events are reasonably likely to occur which will adversely affect, the ability of the [Company] [Trust] to continue to meet the requirements of Subchapter M of the Code;

                  (m) At the Closing Date, the [Company] [Trust] will have good and valid title to the Target Fund Assets, subject to no liens (other than the obligation, if any, to pay the purchase price of portfolio securities purchased by the Target Fund which have not settled prior to the Closing
                  Date), security interests or other encumbrances, and full right, power and authority to assign, deliver and otherwise transfer such assets hereunder, and upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including any restrictions as might arise under the 1933 Act;

                  (n) On the effective date of the Registration Statement, at the time of the meeting of the Target Funds' shareholders and on the Closing Date, the Proxy Materials (exclusive of the currently effective Trust Prospectus contained therein) will (i) comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act") and the 1940 Act and the regulations thereunder and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any other information furnished by the [Company] [Trust] for use in the Registration Statement or in any other manner that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with applicable Federal securities and other laws and regulations thereunder;

                  (o) The Target Fund will, on or prior to the Valuation Date, declare one or more dividends or other distributions to shareholders that, together with all previous dividends and other distributions to shareholders, shall have the effect of distributing to the shareholders all of its investment company taxable income and net capital gain, if any, through the Valuation Date (computed without regard to any deduction for dividends paid);

                  (p) The [Company] [Trust] has maintained or has caused to be maintained on its behalf all books and accounts as required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and the Rules thereunder; and

                  (q) The Target Fund is not acquiring the Acquiring Fund Shares to be issued hereunder for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET FUND

         The obligations of the Target Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Trust on behalf of the applicable Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

         6.1 All representations and warranties of the Trust contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

         6.2 The Trust shall have delivered to the Target Fund, a certificate of its President and Treasurer, in a form reasonably satisfactory to the Target Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Trust made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Target Fund shall reasonably request;

         6.3 The Target Fund, shall have received a favorable opinion from Mayer, Brown, Rowe & Maw, counsel to the Trust, dated as of the Closing Date, to the effect that:

                  (a) The Trust is a validly existing Pennsylvania business trust, and has the power to own all of its properties and assets and to carry on its business as presently conducted (Pennsylvania counsel may be relied upon in delivering such opinion);

                  (b) the Trust is a duly registered, open-end, management investment company, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

                  (c) this Agreement has been duly authorized, executed and delivered by the Trust and, assuming that the Registration Statement complies with the 1933 Act, the 1934 Act and the 1940 Act and regulations thereunder and assuming due authorization, execution and delivery of this Agreement by the [Company] [Trust], is a valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

                  (d) the Acquiring Fund Shares to be issued to the Target Fund Shareholders as provided by this Agreement are duly authorized and upon such delivery will be validly issued, fully paid and non-assessable (except as set forth in the Trust's Statement of Additional Information), and no shareholder of the Trust has any preemptive rights to subscription or purchase in respect thereof (Pennsylvania counsel may be relied upon in delivering such opinion);

                  (e) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the Trust's Declaration of Trust or By-Laws (Pennsylvania counsel may be relied upon in delivering such opinion); and

                  (f) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or any state is required for the consummation by Trust of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities laws; and

         6.4 As of the Closing Date, there shall have been no material change in the applicable Acquiring Fund's investment objective, policies and restrictions nor any increase in the investment management fees from those described in the Trust's Prospectus dated January 31, 2001 and Statement of Additional Information dated January 31, 2001.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

         The obligations of an Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by [Company] [Trust], on behalf of the applicable Target Fund, of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

         7.1 All representations and warranties of the [Company] [Trust] contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

         7.2 The [Company] [Trust] shall have delivered to the Acquiring Fund at the Closing a certificate of its President and its Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the [Company] [Trust] made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Trust shall reasonably request;

         7.3 The Target Fund shall have delivered to the Acquiring Fund, a statement of the Target Fund Assets and its liabilities, together with a list of the Target Funds' portfolio securities and other assets showing the respective adjusted bases and holding periods thereof for income tax purposes, as of the Closing Date, certified by the Treasurer of the [Company] [Trust];

         7.4 The Target Fund shall have delivered to the Trust within three business days after the Closing a letter from [Ernst & Young LLP] [Deloitte & Touche LLP] dated as of the Closing Date stating that (a) such firm has performed a limited review of the Federal and state income tax returns of [Company] [Trust] for each of the last three taxable years and, based on such limited review, nothing came to their attention that caused them to believe that such returns did not properly reflect, in all material respects, the Federal and state income tax liabilities of the Target Fund for the periods covered thereby, (b) for the period from _____________200_ to and including the Closing Date, such firm has performed a limited review (based on unaudited financial data) to ascertain the amount of applicable Federal, state and local taxes and has determined that same either have been paid or reserves have been established for payment of such taxes, and, based on such limited review, nothing came to their attention that caused them to believe that the taxes paid or reserves set aside for payment of such taxes were not adequate in all material respects for the satisfaction of all Federal, state and local tax liabilities for the period from ____________ 200_ to and including the Closing Date and (c) based on such limited reviews, nothing came to their attention that caused them to believe that the [Company] [Trust] would not qualify as a regulated investment company for Federal income tax purposes for any such year or period;

         7.5 The Trust shall have received at the Closing a favorable opinion from Mayer, Brown, Rowe & Maw, counsel to the [Company][Trust], dated as of the Closing Date to the effect that:

                  (a) The [Company] [Trust] is a validly existing [Maryland corporation] [Pennsylvania business trust] and has the power to own all of its properties and assets and to carry on its business as presently conducted ([Maryland] [Pennsylvania] counsel may be relied upon in delivering such opinion);

                  (b) the [Company] [Trust] is a duly registered, open-end, management investment company under the 1940 Act, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

                  (c) this Agreement has been duly authorized, executed and delivered by the [Company] [Trust], and, assuming that the Registration Statement complies with the 1933 Act, the 1934 Act and the 1940 Act and the regulations thereunder and assuming due authorization, execution and delivery of this Agreement by the Trust, is a valid and binding obligation of the [Company] [Trust] enforceable against the [Company] [Trust] in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

                  (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the [Company's] [Trust's] [Articles of Incorporation] [Declaration of Trust] or By-Laws ([Maryland] [Pennsylvania] counsel may be relied upon in delivering such opinion); and

                  (e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or any state is required for the consummation by the [Company] [Trust] of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities laws; and

         7.6 On the Closing Date, the Target Fund Assets shall include no assets that the Acquiring Fund, by reason of limitations of the fund's Declaration of Trust or otherwise, may not properly acquire.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET FUND AND THE ACQUIRING FUND

         The obligations of the [Company] [Trust], on behalf of a Target Fund, and the Trust on behalf of the applicable Acquiring Fund, hereunder are each subject to the further conditions that on or before the Closing Date:

         8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Target Fund in accordance with the provisions of the [Company's] [Trust's] [Articles of Incorporation] [Declaration of Trust], and certified copies of the resolutions evidencing such approval shall have been delivered to the Trust;

         8.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

         8.3 All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no-action" positions of and exemptive orders from such Federal and state authorities) deemed necessary by Target Fund or Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not involve risk of a material adverse effect on the assets or properties of the Trust or the Target Fund or Acquiring Fund;

         8.4 The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;

         8.5 The Target Fund shall have declared and paid a dividend or dividends and/or other distribution or distributions that, together with all previous such dividends or distributions, shall have the effect of distributing to the Target Fund Shareholders all of the Target Funds' investment company taxable income (computed without regard to any deduction for dividends paid) and all of its net capital gain (after reduction for any capital loss carry-forward and computed without regard to any deduction for dividends paid) for all taxable years ending on or before the Closing Date; and

         8.6 The parties shall have received the opinion of the law firm of Mayer, Brown, Rowe & Maw (based on such representations as such law firm shall reasonably request), addressed to the Trust on behalf of the Acquiring Fund and the [Company/Trust], on behalf of the Target Fund, which opinion may be relied upon by the shareholders of the Target Fund, substantially to the effect that, for Federal income tax purposes:

                  (a) The transfer of the Target Funds' assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain stated liabilities of the Target Fund followed by the distribution by the Target Fund of Acquiring Fund Shares to the Target Fund Shareholders in exchange for their Target Fund Shares pursuant to and in accordance with the terms of the Reorganization Agreement will constitute a "reorganization" within the meaning of
                  Section 368(a)(1)(C) of the Code, and the Trust and the [Company] [Trust] will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Target Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the stated liabilities of the Target Fund;

                  (c) No gain or loss will be recognized by the Target Fund upon the transfer of the assets of the Target Fund to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the stated liabilities or upon the distribution of the Acquiring Fund Shares to the Target Fund Shareholders in exchange for their Target Fund Shares;

                  (d) No gain or loss will be recognized by the Target Fund Shareholders upon the exchange of the Target Fund Shares for Acquiring Fund Shares;

                  (e) The aggregate tax basis for Acquiring Fund Shares received by each Target Fund Shareholder pursuant to the reorganization will be the same as the aggregate tax basis of the Target Fund Shares held by each such Target Fund Shareholder immediately prior to the Reorganization;

                  (f) The holding period of Acquiring Fund Shares to be received by each Target Fund Shareholder will include the period during which the Target Fund Shares surrendered in exchange therefor were held (provided such Target Fund Shares were held as capital assets on the date of the Reorganization);

                  (g) The tax basis of the assets of Target Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Target Fund immediately prior to the Reorganization; and

                  (h) The holding period of the assets of the Target Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquiring Fund.

                  (i) Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Target Fund may waive the conditions set forth in this paragraph 8.6.

9.       FEES AND EXPENSES

         9.1 (a) The Target Funds shall equally bear all of the expenses of proxy solicitation including the cost of preparing and mailing the Proxy Statement and Prospectus. The Target Funds and the Acquiring Funds will each bear all of their respective expenses incurred in connection with the entering into, and carrying out of, the provisions of this Agreement, including legal, accounting, Commission registration fees and Blue Sky expenses, legal and accounting fees, filing and portfolio transfer taxes (if any) incurred in connection with the consummation of the transactions contemplated herein.

                  (b) In the event the transactions contemplated herein are not consummated by reason of the Target Fund being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to the Target Funds' obligations specified in this Agreement), the Target Funds' only obligation hereunder shall be to reimburse the Acquiring Fund for all reasonable out-of-pocket fees and expenses incurred by the Acquiring Fund in connection with those transactions.

                  (c) In the event the transactions contemplated herein are not consummated by reason of the Acquiring Fund being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to the Acquiring Fund's obligations specified in this Agreement), the Acquiring Fund's only obligation hereunder shall be to reimburse the Target Fund for all reasonable out-of-pocket fees and expenses incurred by the Target Fund in connection with those transactions.

10.      ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

         10.1 This Agreement constitutes the entire agreement between the parties.

         10.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated herein, except that the representations, warranties and covenants of the [Company] [Trust] hereunder shall not survive the dissolution and complete liquidation of the Target Fund in accordance with
                  Section 1.9.

11.      TERMINATION

         11.1 This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
                  Closing:

                  (a) by the mutual written consent of the Target Fund, and the Acquiring Fund;


                  (b) by either, the Target Fund, or the Acquiring Fund, by notice to the other, without liability to the terminating party on account of such termination (providing the terminating party is not otherwise in material default or breach of this Agreement) if the Closing shall not have occurred on or before August 15, 2002; or

                  (c) by either the Target Fund, or the Acquiring Fund, in writing without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in material default or breach of this Agreement), if
                  (i) the other party shall fail to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date, (ii) the other party materially breaches any of its representations, warranties or covenants contained herein,
                  (iii) the Target Fund shareholders fail to approve this Agreement at any meeting called for such purpose at which a quorum was present or (iv) any other condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

         11.2 (a) Termination of this Agreement pursuant to paragraphs 11.1(a) or (b) shall terminate all obligations of the parties hereunder and there shall be no liability for damages on the part of the [Company] [Trust] or the Trust, or the trustees or officers of the [Company] [Trust] or the Trust, to any other party or its trustees or officers.

                  (b) Termination of this Agreement pursuant to paragraph 11.1(c) shall terminate all obligations of the parties hereunder and there shall be no liability for damages on the part of the [Company] [Trust] or the Trust, or the trustees or officers of the [Company] [Trust] or the Trust, except that any party in breach of this Agreement shall, upon demand, reimburse the non-breaching party for all reasonable out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, including legal, accounting and filing fees.

12.      AMENDMENTS

         This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties.

13.      MISCELLANEOUS

         13.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         13.3 This Agreement shall be governed by and construed in accordance with the laws of Pennsylvania.

         13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         13.5 The obligations and liabilities of the Trust hereunder are solely those of the Trust. It is expressly agreed that no shareholder, nominee, trustee, officer, agent, or employee of the Trust shall be personally liable hereunder. The execution and delivery of this Agreement have been authorized by the trustees of the Trust and signed by authorized officers of the Trust acting as such, and neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer.

                          MORGAN STANLEY INSTITUTIONAL FUND TRUST on behalf of THE ACQUIRING FUNDS and SPECIAL PURPOSE FIXED INCOME PORTFOLIO


                          By:
                             ------------------------------------------------
                             Name: Mary E. Mullin
                             Title: Secretary


                          MORGAN STANLEY INSTITUTIONAL FUND, INC. on behalf of FIXED INCOME III PORTFOLIO and HIGH YIELD II PORTFOLIO


                          By:
                             ------------------------------------------------
                             Name: Mary E. Mullin
                             Title: Secretary